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                                                                     EXHIBIT 3.2

                             THE COMPANIES ACT 1985



                               COMPANY NO. 3628907



The Registrar of Companies for England and Wales hereby certifies that



                               SPARK NETWORKS PLC


formerly called MATCHNET PLC




which name was changed by special resolution was incorporated under the COMPANIES ACT 1985 as a public company on the 3RD SEPTEMBER 1998 and that the certificate of incorporation altered to meet the circumstances of the case was issued on the 10TH JANUARY 2005



                                                [Seal of Secretary of State]


Given at Companies House, Cardiff the 31ST JANUARY 2005



                                              Gerant R. Thompson


                                              for the Registrar of Companies